Board of Directors

Micron Enviro Systems, Inc.

Vancouver, B.C.

INDEPENDENT AUDITOR’S CONSENT

We consent to incorporation by reference in this registration statement of Micron Enviro Systems, Inc. on Form S-8 of our report dated March 18, 2003, relating to the financial statements of Micron Enviro Systems, Inc. as of December 31, 2002, which report appears in the annual report on Form 10-KSB of Micron Enviro Systems, Inc.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.

Spokane, Washington

September 10, 2003